UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2025
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
NYSE Texas
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 30, 2025, Trinity Industries Leasing Company (“TILC”), a wholly-owned direct subsidiary of Trinity Industries, Inc. (“Trinity” or the “Company”), entered into a Sale and Exchange Agreement (the “Exchange Agreement”) with Napier Park Railcar Lease Fund LLC (“Napier Park”). Pursuant to the Exchange Agreement, on December 30, 2025, TILC exchanged a 42.36% membership interest in Triumph Rail Holdings LLC (“Triumph”) for Napier Park’s 69.45% membership interest in RIV 2013 Rail Holdings LLC (“RIV 2013”). As a result of this exchange, TILC owns 100% of the membership interests of RIV 2013 and Napier Park owns 99.8% of the membership interests of Triumph. TILC retains a 0.2% membership interest in Triumph.
Previously, Triumph was a wholly-owned subsidiary of TRIP Rail Holdings LLC (“TRIP Holdings”). Shortly before the effectiveness of the Exchange Agreement, the membership interests of Triumph were distributed by TRIP Holdings to its members, TILC and Napier Park, pro rata according to their respective ownership of TRIP Holdings. TILC continues to own a 42.56% membership interest in TRIP Holdings, with Napier Park owning the remaining membership interest. Also prior to the Exchange Agreement, TILC owned a 30.55% membership interest in RIV 2013.
As a result of these transactions, Triumph will no longer be consolidated in the financial statements of Trinity. The financial results of RIV 2013 will continue to be consolidated in the financial statements of Trinity but will no longer be subject to a noncontrolling interest adjustment. Trinity preliminarily expects to recognize a non-cash pre-tax gain of approximately $190 million for the quarter and year ending December 31, 2025, related to the divestiture of Triumph.
A copy of the Exchange Agreement is attached as Exhibit 10.1 and is incorporated by reference. The description of the Exchange Agreement contained herein does not purport to be complete and is qualified in its entirety by the full text of the exhibit.
Forward-Looking Statements
Some statements in this Current Report on Form 8-K, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the Company’s estimates, expectations, beliefs, intentions or strategies for the future, including the expected recognition of gain, expected earnings impact, and other accounting impacts resulting from the exchange described above. The assumptions underlying these forward-looking statements include, but are not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that the Company believes or anticipates will or may occur in the future. Forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting the Company’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. In particular, estimates of the non-cash gain and earnings impact resulting from the Exchange Agreement may not be materially accurate when compared to the actual non-cash gain and earnings. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by the Company’s Quarterly Reports on Form 10-Q, and the Company’s Current Reports on Form 8-K.
Item 7.01 Regulation FD Disclosure.
On January 6, 2026, the Company issued a press release announcing the transactions described above. In the press release, the Company also increased its earnings guidance for fiscal year 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits:

NO.	DESCRIPTION
10.1	Exchange Agreement dated December 30, 2025, by and between Trinity Industries Leasing Company and Napier Park Railcar Lease Fund LLC
99.1	Press Release dated January 6, 2026
101.SCH	Inline XBRL Taxonomy Extension Schema Document (filed electronically herewith).
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document (filed electronically herewith).
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (filed electronically herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

January 6, 2026	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer